  As filed with the Securities and Exchange Commission on December 1, 1999.
                                                      Registration No. 333-87763

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ------------

                                AMENDMENT NO. 2
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               NBG BANCORP, INC.
                 (Name of Small Business Issuer in its Charter)

          Georgia                              6711                   58-2499542
 (State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)     Identification No.)

         2234 West Broad Street, Athens, Georgia 30606 (706) 355-3122
       (Address and Telephone Number of Principal Executive Offices and
                         Principal Place of Business)

                               William S. Huggins
                               NBG Bancorp, Inc.
                                 P.O. Box 6507
                             Athens, Georgia  30604
                                 (706) 355-3122
           (Name, Address, and Telephone Number of Agent for Service)

                                  ------------
                                    Copy to:

                             Thomas O. Powell, Esq.
                              Troutman Sanders LLP
                     600 Peachtree Street, N.E., Suite 5200
                          Atlanta, Georgia  30308-2216
                              Phone (404) 885-3294

                                  ------------

  Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                                  ____________



  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

     Consistent with the applicable provisions of the laws of Georgia, the Registrant's Bylaws provide that the Registrant shall have the power to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director, officer, employee or agent is proper because he or she met the applicable standard of conduct shall be made (i) by the Board of Directors of the Registrant, (ii) in certain circumstances, by independent legal counsel in a written opinion or (iii) by the affirmative vote of a majority of the shares entitled to vote.

     In addition, Article 11 of the Registrant's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of the Registrant, (ii) an act or omission involving intentional misconduct or a knowing violation of law, (iii) a transaction from which the director derives an improper material tangible personal benefit or (iv) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles of Incorporation do not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 25.   Other Expenses Of Issuance And Distribution.

     Estimated expenses, other than underwriting discounts and commissions, of the sale of the Registrant's Common Stock, $1.00 par value per share, are as follows:

Securities and Exchange Commission Registration Fee................................  $ 3,260
Blue Sky Fees and Expenses.........................................................    8,740
Legal Fees and Expenses............................................................   35,000
Accounting Fees and Expenses.......................................................    5,000
Printing and Engraving Expenses....................................................   10,000
Entertainment......................................................................    3,500
Miscellaneous......................................................................    6,000
                                                                                     -------
   Total...........................................................................  $71,500
                                                                                     =======

Item 26.    Recent Sales of Unregistered Securities.

     On September 23, 1999, the Registrant issued to William S. Huggins, in a private placement, one share of the Registrant's Common Stock, $1.00 par value per share, for an aggregate price of $1.00 in connection with the organization of the Company. The sale to Mr. Huggins was exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act because it was a transaction by an issuer that did not involve a public offering.

Item 27.   Exhibits.

  Exhibit
  Number    Description
  ------    -----------

       3.1  Articles of Incorporation*

       3.2  Bylaws*

       4.1  Specimen Common Stock Certificate*

       4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock

       4.3  Form of Organizer Warrant Agreement*

       5.1  Legal Opinion of Troutman Sanders LLP*

      10.1 Letter Agreement for purchase of main office property dated June 1, 1999*

      10.2  [Reserved]

      10.3 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and William
            S. Huggins*

      10.4 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and Thomas Z. Lanier, III*

      10.5 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and Michael
            R. Carson*

      10.6 Loan Agreement between NBG Bancorp, Inc., as Borrower and Georgia First Bank, N.A. as Lender, and Organizers as Guarantors

      10.7  NBG Bancorp, Inc. Stock Option Plan*

      10.8  Form of NBG Bancorp, Inc. Incentive Stock Option*

      10.9  Form of NBG Bancorp, Inc. Non-Qualified Stock Option*

     10.10 Escrow Agreement, dated as of November 10, 1999, by and between NBG Bancorp, Inc. and Georgia First Bank, N.A. (included as Appendix A to the prospectus and incorporated by reference herein)

     10.11  Form of Organizer Warrant Agreement (contained in Exhibit 4.3)

      21.1  List of Subsidiaries*

      23.1  Consent of Mauldin & Jenkins, LLC

      23.2  Consent of Troutman Sanders LLP (contained in Exhibit 5.1)

      24.1 Power of Attorney (included in the original signature page to this Registration Statement)*

      27.1  Financial Data Schedule (for SEC use only)

      99.1 Form of Subscription Agreement (included as Appendix B to the prospectus and incorporated by reference herein)

---------------------

*Previously filed.

Item 28.   Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows:

     (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     The Registrant hereby undertakes as follows:

     (b)(1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

       (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Athens, State of Georgia, on November 30, 1999.

                              NBG BANCORP, INC.


                              /s/ William S. Huggins
                              ----------------------
                              William S. Huggins
                              President and Chief Executive Officer




     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

            Signature                            Title                                Date
---------------------------------  ----------------------------------  ----------------------------------
          *                                     Director                       November 30, 1999
---------------------------------
John Harold Barrett

          *                                     Director                       November 30, 1999
---------------------------------
Jack Lee Barton

          *                                     Director                       November 30, 1999
---------------------------------
Robert E. Burton

          *                           Executive Vice President and             November 30, 1999
---------------------------------               Director
Michael R. Carson                       (principal financial and
                                          accounting officer)

          *                                     Director                       November 30, 1999
---------------------------------
Michael Sidney Gautreaux

          *                                     Director                       November 30, 1999
---------------------------------
Ronald Lewis Hill

/s/ William S. Huggins               President and Chief Operating             November 30, 1999
---------------------------------         Officer and Director
William S. Huggins                   (principal executive officer)

          *                                     Director                       November 30, 1999
---------------------------------
Henry D. Joiner

          *                           Executive Vice President and             November 30, 1999
---------------------------------               Director
Thomas Z. Lanier, III

          *                                     Director                       November 30, 1999
---------------------------------
Ted Ruff Ridlehuber

          *                                     Director                       November 30, 1999
---------------------------------
Thomas Wells Scott

          *                                     Director                       November 30, 1999
---------------------------------
Tommy Edward Warner

          *                                     Director                       November 30, 1999
---------------------------------
Claude Williams, Jr.



*  /s/ William S. Huggins
   ----------------------
   William S. Huggins
   Attorney-in-Fact

 Exhibit
 Number    Description of Exhibits
--------------------------------------------------------------------------------

10.6 Loan Agreement between NBG Bancorp, Inc., as Borrower and Georgia First Bank, N.A. as Lender, and Organizers as Guarantors

23.1       Consent of Mauldin & Jenkins, LLC

27.1       Financial Data Schedule